Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15273, 333-15275, 333-15277, 333-35591, 333-38196, 333-66030 and 333-124634), of Imation Corp. of our report dated February 29, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 29, 2008